Exhibit F, Schedule 4(b)

Acquisition, Redemption or Retirement of Securities


                                               Extinguished
    Issuer       Description   Consideration      or Held          PUHCA
    ------       -----------   -------------      -------      Authorization
                                                               -------------

      PGE       7.61% Series    $11,000,000    Extinguished       Rule 42
                first
                mortgage
                bonds,    Due
                July 14, 2004

      PGE       7.61% Series    $26,000,000    Extinguished       Rule 42
                first
                mortgage
                bonds,    Due
                July 14, 2004

      PGE       7.60% Series     $8,000,000    Extinguished       Rule 42
                first
                mortgage
                bonds,    Due
                July 14, 2004

      PGE       8.25%            $5,000,000    Extinguished       Rule 42
                Quarterly
                Income Debt
                Securities

      PGE       7.75%            $3,000,000    Extinguished       Rule 42
                Preferred
                Stock

      PGE       6.91%            $9,513,993    Extinguished       Rule 42
                Conservation
                Bonds

      PGE       First                $0        Extinguished       Rule 42
                Mortgage
                Bonds
                Collateral
                Series (*)

(*) These first mortgage bonds were issued as collateral for the PGE's revolving credit facility. The facility was terminated in May 2004 and these bonds automatically terminated when the underlying revolving credit facility was terminated and paid in full.